UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

Cynapsus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Canada	001-37426	98-1226819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Richmond Street West, Toronto, Ontario, Canada (Address of principal executive offices)	M6J 1C9 (Zip Code)

Registrant’s telephone number, including area code: 416-703-2449

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 20, 2016, the board of directors of Cynapsus Therapeutics Inc. (the “Company”), acting by unanimous written consent, increased the size of the board of directors of the Company from eight to nine directors. Upon the recommendation of the Company’s Corporate Governance, Nominating and Compensation Committee, the board of directors appointed Frederick W. Driscoll as a member of the Company’s board of directors and the audit committee of the board of directors, effective May 20, 2016. The Company’s board of directors has determined that Mr. Driscoll is “independent,” as defined under the rules of The NASDAQ Stock Market LLC and Rule 10A-3(b) under the United States Securities Exchange Act of 1934, as amended.

There are no arrangements or understandings between Mr. Driscoll and any other persons pursuant to which he was selected as a director.

Item 8.01 Other Events.

On May 20, 2016, the Company issued a press release announcing the appointment of Mr. Driscoll to the board of directors. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press release dated May 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNAPSUS THERAPEUTICS INC.

Date: May 20, 2016	By:	/s/ Andrew Williams
	Name:	Andrew Williams
	Title:	Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 20, 2016.